UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 8, 2014

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

 Item 1.01    Entry into a Material Definitive Agreement.

On May 2, 2014, Lazarus Refining & Marketing, LLC, a Delaware corporation (“LR&M”), and wholly owned subsidiary of Blue Dolphin Energy Company (the “Company”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Sovereign Bank, a Texas state bank, providing for a credit facility to be made to LR&M in the aggregate sum of $2.0 million (the “Credit Facility”).  The proceeds of the Credit Facility will be used primarily to finance costs associated with refurbishment of the naphtha stabilizer and depropanizer units at the Company’s crude oil and condensate processing facility located in Nixon, Texas.  The Credit Facility carries a twelve month term and a fixed interest rate of 6.00%.  The Credit Facility contains representations and warranties, affirmative, restrictive, and financial covenants, and events of default which are customary for credit facilities of this type.  The Credit Facility is secured by certain assets of LR&M as well as assets of our majority stockholder, Lazarus Energy Holdings, LLC, and its affiliates. In addition, the repayment of funds borrowed and interest accrued under the Credit Facility is also personally guaranteed by Jonathan P. Carroll, President and Chief Executive Officer of the Company.

The above summary of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report Form 8-K, which is incorporated by reference into this Item 1.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors (the “Board”) on May 5, 2014 (the “May Board Meeting”), Ivar Siem, John N. Goodpasture, and A. Haag Sherman notified the Board that they will not stand for re-election to the Board, effective June 4, 2014, at the next annual meeting of stockholders (the “2014 Annual Meeting”).  Messrs. Siem, Goodpasture, and Sherman will remain members of the Board until the 2014 Annual Meeting.  Messrs. Siem’s, Goodpasture’s, and Sherman’s decision not to stand for re- election are not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies, or practices.  The Company would like to thank Messrs. Siem, Goodpasture, and Sherman for their hard work and service and looks forward to their continued support and guidance as they transition over the next month.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan and Security Agreement dated March 2, 2014, by and between Lazarus Refining & Marketing, LLC, and Sovereign Bank.

10.2	Deed of Trust, Security Agreement, Assignment of Leases, Assignment of Rents, and Financing Statement dated May 2, 2014.

10.3	Guaranty Agreement dated May 2, 2014.

10.4	Pledge Agreement dated May 2, 2014.

10.5	Promissory Note dated May 2, 2014.

10.6	Collateral Assignment dated May 2, 2014.

10.7	Collateral Assignment dated May 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 8, 2014

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)